Exhibit 4.8

                                   AMENDMENT

          Amendment dated as of January 26, 2000 to the Fifth Amended and Restated Stockholders' Agreement dated as of July 29, 1999 by and among VANTAS Incorporated, a Nevada corporation (the "Company"), and the Securityholders identified therein, as further amended by an amendment thereto dated as of November 22, 1999 (collectively, the "Agreement"). Unless otherwise defined, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

          The undersigned, acting in accordance with Section 9.13 of the Agreement, hereby further amend the Agreement as follows:

          1. Section 1.1(ww) is amended and restated in its entirety to read as follows:
                 "(ww) "Series A, B and E Preferred Directors" shall mean the Series C and D Preferred Directors."

          2. The first sentence of Section 2.1(a) is amended and restated in its entirety to read as follows:

                 "(a) The Board shall consist of ten Directors, (i) one Director nominated by David W. Beale (which nominee shall be David
           W. Beale) (the "Company Director") and (ii) nine Directors (collectively, the "Series C and D Preferred Directors") nominated by holders of a Majority of the Shares of Series C and D Preferred Stock."

          3. The second sentence of Section 2.1(a) is amended and restated in its entirety to read as follows:

                 "The Chairman of the Board shall be a Series C and D Preferred Director nominated by the holders of a Majority of the Shares of Series C and D Preferred Stock."

          4. Section 2.1(b) is amended and restated in its entirety to read as follows:

                   "(b) [Intentionally omitted.]"

          5. The first sentence of Section 2.1(c) is amended and restated in its entirety to read as follows:

                 "(c) Notwithstanding anything to the contrary contained herein, (i) David W. Beale shall have the rights set forth herein to nominate the Company Director only so long as he maintains Beneficial Ownership of at least 50% of the Common Stock Equivalents held by him as of July 29, 1999 and the Beale Employment Agreement has not been terminated by the Company for Cause (as defined therein); provided, however, that so long as David W. Beale is the Chief Executive Officer of the Company he shall serve as a Director and (ii) the holders of a Majority of the Shares of Series C and D Preferred Stock shall have the rights set forth herein to nominate the Series C and D Preferred Directors and to designate the Chairman of the Board, and the Series C and D Preferred Directors shall have the right to nominate members of the Committees described in Section 2.3 hereof, only so long as the Qualifying Series C and D Beneficial Holders maintain Beneficial Ownership of at least 20% of the Series C and D Adjusted Fully Diluted Capitalization."

          6. The second sentence of Section 2.1(c) is amended and restated in its entirety to read as follows:

                 "If either David W. Beale or the Series C and D Holders loses the right to designate Director(s), the Director(s) which such Securityholder had been entitled to designate shall promptly resign and the vacancy or vacancies, as the case may be, created by such resignation(s) shall be filled by the stockholders of the Company voting at a special or general meeting or by written consent in lieu of any such meeting at any time after the consummation of the transaction or occurrence of the event in which either David W. Beale or the Series C and D Holders lost the right to designate Director(s)."

          7. Section 2.1(d) is amended and restated in its entirety to read as follows:

                 "(d) [Intentionally omitted.]"

          8. Section 2.1(e) is amended and restated in its entirety to read as follows:

                 "(e) [Intentionally omitted.]"

          9. Section 2.1(g) is amended and restated in its entirety to read as follows:

                 "(g) Term. Each of the Company Director and the Series C and
                      ----
           D Preferred Directors shall hold office as a Director of the Company for a term of one year."

          10. The language preceding clause (i) contained in Section 2.2 is amended and restated in its entirety to read as follows:

                 "No Securityholder shall vote any Shares, and no Director shall vote, in favor of the removal of a Director designated by David W. Beale or the Series C and D Holders unless"

          11. The first sentence of Section 2.3(a) is amended and restated in its entirety to read as follows:

                 "(a) The Executive Committee of the Board shall consist of the following five Directors: (i) the Company Director and (ii) four Directors nominated by the Series C and D Preferred Directors."

          12. The first sentence of Section 2.3(b) is amended and restated in its entirety to read as follows:

                 "(b) The Audit Committee of the Board shall consist of four Directors nominated by the Series C and D Preferred Directors, at least two of whom shall not be officers or employees of the Company."

          13. The first sentence of Section 2.3(c) is amended and restated in its entirety to read as follows:

                 "(c) The Compensation Committee of the Board shall consist of the four Directors nominated by the Series C and D Preferred Directors, at least two of whom shall not be officers or employees of the Company."

          14. The last sentence of Section 2.6 is deleted in its entirety.

          15. The first sentence of Section 3.1 is amended and restated in its entirety to read as follows:

                 "None of the following actions shall be taken by the Company or any of its Controlled Affiliates without Super-Majority Approval (provided that if at the time of the proposed action the Qualifying Series C and D Beneficial Holders do not have aggregate Beneficial Ownership of at least 20% of the Series C and D Adjusted Fully Diluted Capitalization, then the approval of a majority of the Series C and D Preferred Directors shall not be required as part of the Super-Majority Approval):"

          16. Notwithstanding the terms and provisions of Section 4.7 including, without limitation, Section 4.7(a), the Beale Put (i) shall apply solely to Options granted to Beale under the Company's 1999 Stock Option Plan which remain unvested on the effective date of the termination of Beale's employment with the Company and (ii) shall be of no further force and effect with respect to any other Beale Securities.

          17. The terms and provisions of Section 9.17 shall no longer apply to the JAH Beneficial Holders.

          Except as expressly amended hereby, all of the terms, conditions and provisions of the Agreement shall remain in full force and effect.

                                   [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the undersigned have executed or caused the execution of this Agreement in one or more counterparts as of the date first above written.

                                    /s/ David W. Beale
                                    ----------------------------------
                                    David W. Beale


                                    RSI I/O HOLDINGS, INC.

                                    By: /s/ Jason M. Barnett
                                       -------------------------------
                                       Name:   Jason M. Barnett
                                       Title:  Vice President


                                    RECKSON SERVICE INDUSTRIES, INC.

                                    By: /s/ Jason M. Barnett
                                       -------------------------------
                                       Name:   Jason M. Barnett
                                       Title:  Executive Vice President


                                    RECKSON OFFICE CENTERS LLC
                                    By: RSI I/O HOLDINGS, INC.
                                           Managing Member

                                    By: /s/ Jason M. Barnett
                                       -------------------------------
                                       Name:   Jason M. Barnett
                                       Title:  Vice President

                                    INTEROFFICE SUPERHOLDINGS LLC
                                    By: RSI I/O HOLDINGS, INC.
                                           Managing Member

                                    By: /s/ Jason M. Barnett
                                       -------------------------------
                                       Name:   Jason M. Barnett
                                       Title:  Vice President


                                    VANTAS INCORPORATED

                                    By: /s/ David W. Beale
                                       --------------------------------
                                       Name:   David W. Beale
                                       Title:  President,
                                               Chief Executive Officer

                                    /s/ Louis Perlman
                                    ------------------------------------
                                    Louis Perlman

                                    /s/ Wilma Perlman
                                    ------------------------------------
                                    Wilma Perlman


                                    LOUIS PERLMAN IRA ROLLOVER


                                    By:_________________________________
                                       Name:
                                       Title: